UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
____________________________

Date of Report (Date of earliest event reported) December 31, 2009.

Duckwall-ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage
Abilene, Kansas 67410-2832
 (Address of principal executive offices) (Zip Code)

(785) 263-3350
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2009, the Duckwall-ALCO Stores, Inc. (the “Company”) Compensation Committee of the Board of Directors (the "Committee") recommended and approved of a “special bonus” to be awarded to Royce Winsten, the Chairman of the Board of Directors of the Company, in recognition of his efforts and extra hours over the past 18 months that exceeded the expectations of the Company. The special bonus to be awarded to Mr. Winsten is for the amount of $50,000.

The special bonus discussed herein is not part of a compensatory plan or arrangement, but is in addition to any compensation that Mr. Winsten may receive for his service to the Board of Directors. The special bonus is a one time payment and the grant of this special bonus does not contemplate any additional bonus awards in the future. The special bonus shall be paid on or before January 31, 2010.

Item 7.01  Regulation FD Disclosure.

The information set forth in Item 5.02 is incorporated herein by reference, in its entirety, into this Item 7.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                        DUCKWALL-ALCO STORES, INC.

Date: January 6, 2010                                                                                                   By:  /s/  Larry Zigerelli
                                                                                                                                                Larry  Zigerelli
                                                                                                                                                President and Chief Executive Officer

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